Exhibit 107

Calculation of Filing Fee Tables

Form S1
(Form Type)

Forest Acquisition Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Units, each consisting of one ordinary share, no par value, one Right entitling the holder to receive one-tenth (1/10) of one ordinary share, and one redeemable Warrant entitling the holder to purchase one-half (1/2) of one ordinary share(2)(3)	457	(O)	7,590,000	$10.00	$75,900,000	0.0000927	$7,035.93
		Ordinary Shares, no par value, included as part of the Units(3)	Others(4)		7,590,000
		Rights included as part of the Units(3)	Others(4)		7,590,000
		Redeemable warrants included as part of the Units(3)	Others(4)		7,590,000
		Shares underlying Rights included as part of the Units(3)	Other(4)		7,590,000

	Total Offering Amounts						$75,900,000	0.0000927	$7,035.93
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due								$7,035.93

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes 990,000 units, consisting of 990,000 ordinary shares, 990,000 rights and 990,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting form share subdivisions, share consolidations, share capitalizations or similar transactions.

(4)	No fee pursuant to Rule 457(g).